Exhibit 99.1

One Horizon Reports 2016 First Quarter Financial Results

Operations Improved to Approximately Cash Flow Neutral; Aishuo Doubles Revenue Sequentially and Increases Subscribers to 17 million

LIMERICK, IRELAND— (Marketwired – May 16, 2016) - One Horizon Group, Inc. (NASDAQ: OHGI), a leading carrier-grade VoIP solution for mobile providers and smartphones, today announced its financial results for the first quarter ended March 31, 2016.

Brian Collins, CEO of One Horizon Group, stated, "Our patented VoIP technology is fundamentally disrupting the international mobile telecommunications market with a value-add for not only subscribers, but also for our network operator partners. Our B2C application in China has exceeded our expectations, doubling revenue sequentially and surpassing our 2-year target with 17 Million subscribers at the end of the 2016 first quarter. Overall, our operations during the first quarter improved to be approximately cash flow neutral as we were able to become more efficient operationally while continuing to improve our cash collections from customers. With the continued roll out of our technology with leading network operators, such as we have in the Philippines, we anticipate revenue growth and cash flow to continue to improve.”

Operational Highlights:

•	The Company’s B2C mobile VoIP application in China, Aishuo, doubled revenue sequentially to approximately $60,000 during the first quarter of 2016.
•	The Company exceeded its two-year target of 15 million subscribers to grow to 17 million as of March 31, 2016.
•	Launched ‘Roam Like Home’, offering subscribers a low cost roaming option and network operators the ability to provide their traveling subscribers with a cost-effective prepaid offering.
•	‘Roam Like Home’ went live in the Philippines with Smart Communications, a leading mobile network operator.
•	Campaign with Smart Communications is in soft launch through the rest of May with full marketing launch to begin in June.

Financial Highlights for the Period Ended March 31, 2015:

•	Revenue for the 2016 first quarter totaled $609,000 as compared to $745,000 for the same period the year prior. The decrease was primarily due to a reduction in legacy Business to Business (“B2B”) revenue. The Business to Business ("B2B") business continues, however no new global exchanges were sold in the quarter. Revenue from Aishuo totaled $60,000 during the quarter and the Company has begun generating revenue from its Roam Like Home program.
•	Gross profit excluding amortization of software development costs, for the three months ended March 31, 2016 was approximately $583,000 as compared to $684,000 for the three months ended March 31, 2015, a decrease of approximately 14.8%.
•	Operating expenses, including general and administrative expenses, depreciation and research and development were approximately $1,167,000 and $1,105,000 during the three months ended March 31, 2016 and 2015, respectively. Going forward, management does not expect operating costs to rise significantly until revenue related to the increase of end users grows significantly.
•	Net Loss for the 2016 first quarter was approximately $1,258,000 as compared to net loss of approximately $938,000 for the same period in 2015. The increased loss was partly due to the reduced revenue the company is experiencing while it is repositioning its growth strategy, while also adding additional research and development expenses associated with the new strategy.

•	Net cash used in operating activities was approximately $121,000 for the 2016 first quarter as compared to net cash used in operating activities of approximately $577,000 for the same period in 2015. The decrease in cash used in operations was primarily due to the increase in cash collected from customers during the three months ended March 31, 2016 as compared to the same period in 2015.
•	The company had $1,583,000 in cash as of March 31, 2016. Total assets were $14,943,000 and total liabilities $5,829,000 yielding total shareholders’ equity of $9,114,000.

About One Horizon Group, Inc.

One Horizon Group, Inc. (NASDAQ: OHGI) is a leading developer and operator of carrier-grade optimized VoIP solutions for mobile telcos and enterprises. The company currently services over 17 million subscribers across 20 licensed brands worldwide. The technology is one of the world's most bandwidth-efficient mobile VoIP, messaging and advertising platforms for smartphones. Founded in 2012, the Company now has operations in Ireland, Switzerland, the United Kingdom, China, India, Singapore, Hong Kong and Latin America. For more information on the Company please visit http://www.onehorizongroup.com.

Safe Harbor Statement

This news release may contain "forward-looking" statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as uncertainty of consumer demand for the Company's products, as well as additional risks and uncertainties that are identified and described in Company's SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

Investor Contact:
Capital Markets Group, LLC
Alan Sheinwald or Valter Pinto
PH: (914) 669-0222

Valter@CapMarketsGroup.com
www.capmarketsgroup.com

ONE HORIZON GROUP, INC.

Condensed Consolidated Balance Sheets

March 31, 2016 and December 31, 2015

(in thousands, except share data)

(unaudited)

	March 31,	Dec. 31,
	2016	2015

Assets

Current assets:
Cash	$1,583	$1,772
Accounts receivable, net	3,058	3,560
Other assets	473	402
Total current assets	5,114	5,734

Property and equipment, net	83	96
Intangible assets, net	9,728	9,823
Investment	18	18
Total assets	$14,943	$15,671

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$158	$223
Accrued expenses	144	220
Accrued compensation	53	18
Income taxes	90	90
Current portion of long-term debt	2	5
Total current liabilities	447	556

Long-term liabilities
Amount due to related parties	2,354	2,354
Convertible debenture	2,744	2,636
Deferred income taxes	204	215
Mandatorily redeemable preferred shares	80	73
Total liabilities	5,829	5,834

Stockholders' Equity
Preferred stock:
$0.0001 par value, authorized 50,000,000; issued and outstanding 170,940 shares (December 2015 - 170,940)	1	1
Common stock:
$0.0001 par value, authorized 200,000,000 shares issued and outstanding 35,147,283 shares (December 2015 - 35,147,283)	3	3
Additional paid-in capital	36,258	36,070
Retained Earnings (Deficit)	(27,484)	(26,201)
Accumulated other comprehensive income	336	(36)
Total Stockholders' Equity	9,114	9,837
Total liabilities and equity	$14,943	$15,671

ONE HORIZON GROUP, INC.

Condensed Consolidated Statements of Operations

For the three months ended March 31, 2016 and 2015

(in thousands, except per share data)

(unaudited)

	2016	2015

Revenue	$609	$745

Cost of revenue: Hardware	26	61
Amortization of software development costs	512	512
	538	573

Gross margin	71	172

Expenses:
General and administrative	964	953
Depreciation	15	20
Research and development	188	132
	1,167	1,105

Income from operations	(1,096)	(933)

Other income and expense:
Interest expense	(180)	(90)
Foreign exchange	7	85
	(173)	(5)

Income (Loss) before income taxes	(1,269)	(938)

Income taxes (recovery) - deferred	(11)	-

Net Income (Loss) for the period	(1,258)	(938)

Loss attributable to non-controlling interest	-	(5)

Net Income (Loss) for the period atrributable to One Horizon Group, Inc.	(1,258)	(933)

Less: Preferred Dividends	(25)	(25)

Net loss attributable to One Horizon Group, Inc. Common stockholders	$(1,283)	$(958)

Earnings (Loss) per share

Basic net income (loss) per share	$(0.04)	$(0.03)

Diluted net income (loss) per share	$(0.04)	$(0.03)

Weighted average number of shares outstanding
Basic and diluted	35,147	33,281

ONE HORIZON GROUP, INC.

Condensed Consolidated Statements of Cash Flows

For the three months ended March 31, 2016 and 2015

(in thousands)

(unaudited)

	2016	2015

Cash provided by (used in) operating activities:

Operating activities:
Net income for the period	$(1,258)	$(933)

Adjustment to reconcile net income for the period to net cash provided by (used in) operating activities:
Depreciation of property and equipment	15	20
Amortization of intangible assets	512	512
Increase in allowance for doubtful accounts	100	100
Amortization of debt issue costs	33	33
Amortization of beneficial conversion feature	25	26
Amortization of debt discount	50
Amortization of deferred compensation	-	53
Gain on settlement of lease	-	36
Options issued for services	188	129
Net income (loss) attributable to non-controlling interest	-	(5)
Changes in operating assets and liabilities:
Accounts receivable	402	(23)
Other assets	(71)	(8)
Accounts payable and accrued expenses	(106)	(517)
Income taxes	(11)	-

Net cash (used in) operating activities	(121)	(577)

Cash used in investing activities:

Acquisition of intangible assets	(116)	(289)
Acquisition of property and equipment	(2)	-
Proceeds from disposition of property and equipment	-	32

Net cash (used in) investing activities	(118)	(257)

Cash flow from financing activities:

Increase (decrease) in long-term borrowing, net	(3)	(169)
Advances from (repayments to) related parties, net	-	(270)
Dividends paid	(25)

Net cash from (used in) financing activities	(28)	(439)

Increase (decrease) in cash during the period	(267)	(1,273)
Foreign exchange effect on cash	78	24

Cash at beginning of the period	1,772	3,172

Cash at end of the period	$1,583	$1,923